    As filed with the Securities and Exchange Commission on October 27, 1997
                                                      Registration No.  333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              AT HOME CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       77-0408542
  (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                      identification no.)

                              425 BROADWAY STREET
                        REDWOOD CITY, CALIFORNIA  94063
                    (Address of principal executive offices)

                 AT HOME CORPORATION 1997 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                               KENNETH A. GOLDMAN
                              AT HOME CORPORATION
                              425 BROADWAY STREET
                        REDWOOD CITY, CALIFORNIA  94063
                                 (650) 569-5000
           (Name, address and telephone number of agent for service)

                                   Copies to:
                            Jeffery L. Donovan, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California  94306

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                          Amount                Proposed Maximum          Proposed Maximum
Title of Securities to be                 to be                  Offering Price           Aggregate Offering          Amount of
       Registered                       Registered                 Per Share                   Price              Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Series A Common Stock,                 4,200,000(1)                $22.6875                $95,287,500(2)            $28,875
 $0.01 par value
==================================================================================================================================

(1) Represents additional shares available for issuance under the At Home Corporation 1997 Equity Incentive Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration Statement also relates to certain shares registered under Form S-8 Registration Statement No. 333-31115. A total of 985,264 shares issuable under the At Home Corporation 1997 Equity Incentive Plan, less any shares issued under the At Home Corporation 1997 Employee Stock Purchase Plan, have previously been registered under the Securities Act.
(2) Estimated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on October 27, 1997, solely for the purpose of calculating the amount of the registration fee.

Incorporation of Previous Registration Statement.
------------------------------------------------

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 4,200,000 shares under the At Home Corporation 1997 Equity Incentive Plan (the "Plan"), which increase occurred
                                             ----
automatically pursuant to the terms of the Plan on August 1, 1997. Pursuant to such Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-31115 are hereby incorporated by reference.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas A. Jermoluk and Kenneth A. Goldman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 23rd day of October, 1997.


                                 AT HOME CORPORATION

                                 By: /s/ Thomas A. Jermoluk
                                    -----------------------------------------
                                    Thomas A. Jermoluk, Chairman of the Board,
                                    President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                             Title                           Date
----------------------------------  ----------------------------------  -------------------------
PRINCIPAL EXECUTIVE OFFICER:

/s/ Thomas A. Jermoluk               Chairman of the Board, President,       October 23, 1997
----------------------------------     and Chief Executive Officer
Thomas A. Jermoluk

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:



/s/ Kenneth A. Goldman              Senior Vice President and Chief    October 23, 1997
----------------------------------          Financial Officer
Kenneth A. Goldman


ADDITIONAL DIRECTORS

/s/ William R. Hearst III
----------------------------------  Vice Chairman of the Board of       October 23, 1997
William R. Hearst III                       Directors

/s/ James L. Barksdale
----------------------------------  Director                            October 23, 1997
James L. Barksdale

/s/ L. John Doerr
----------------------------------  Director                            October 23, 1997
L. John Doerr

----------------------------------  Director                            October __, 1997
Leo J. Hindrey, Jr.

/s/ John C. Malone
----------------------------------  Director                            October 23, 1997
John C. Malone

/s/ Bruce W. Ravenel
----------------------------------  Director                            October 23, 1997
Bruce W. Ravenel

/s/ Brian L. Roberts
----------------------------------  Director                            October 23, 1997
Brian L. Roberts

/s/ Edward S. Rogers
----------------------------------  Director                            October 23, 1997
Edward S. Rogers

/s/ Larry E. Romrell
----------------------------------  Director                            October 23, 1997
Larry E. Romrell

/s/ David M. Woodrow
----------------------------------  Director                            October 23, 1997
David M. Woodrow

                                 Exhibit Index
                                 -------------



Exhibit No.               Description
----------                -----------

  4.01 Third Amended and Restated Certificate of Incorporation of Registrant filed August 14, 1996 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form S-1, Registration No. 333-27323 originally filed with the Commission on May 16, 1997, as subsequently amended on June 20, 1997, July 8, 1997, July 10, 1997 and July 11, 1997 (the "Form S-
              1")).

  4.02 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

  4.03 Certificate of Designation of Series C Convertible Participating Preferred Stock of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

  4.04 Form of Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Registrant to be effective prior to the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.04 of the Form S-
              1).

  4.05 Form of Second Amended and Restated Bylaws of Registrant to be effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

  4.06 Form of Fourth Amended and Restated Certificate of Incorporation of Registrant to be filed after the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.06 of the Form S-1).

  4.07 Registrant's 1997 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.12 of the Form S-1).

  5.01        Opinion of Fenwick & West LLP.

 23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02        Consent of Ernst & Young LLP, Independent Auditors.

 24.01        Power of Attorney (see page 3).